Exhibit 99.1

RELEASE: IMMEDIATE

GETTY REALTY CORP. ANNOUNCES

PRELIMINARY FINANCIAL RESULTS FOR

THE SECOND QUARTER 2011

JERICHO, NY, July 28, 2011 --- Getty Realty Corp. (NYSE-GTY) (“Getty” or the “Company”) today reported its preliminary financial results for the second quarter 2011. All per share amounts in this press release are presented on a fully diluted per common share basis, unless stated otherwise.

Highlights for the Quarter Ended June 30, 2011 (as compared to the quarter ended June 30, 2010):

•	Revenues from rental properties increased $5.4 million (24.9%) to $27.1 million
•	Net earnings increased $1.2 million (8.6%) to $15.2 million, or $0.46 per share
•	Earnings from continuing operations increased $2.4 million (19.0%) to $15.0 million, or $0.45 per share
•	Funds from operations, or FFO, increased $2.2 million (14.7%) to $17.2 million, or $0.51 per share
•	Adjusted funds from operations, or AFFO, increased $3.1 million (20.9%) to 17.9 million, or $0.54 per share

FFO and AFFO are supplemental non-GAAP measures of the performance of real estate investment trusts and are defined and reconciled to net earnings in the financial tables at the end of this release.

Financial Results:

Net Earnings:
Net earnings for the quarter ended June 30, 2011 increased by $1.2 million to $15.2 million, or $0.46 per share, as compared to $14.0 million for the quarter ended June 30, 2010. Net earnings for the six months ended June 30, 2011 increased by $0.7 million to $26.6 million, or $0.80 per share, as compared to $25.9 million for the six months ended June 30, 2010.

The calculation to determine net earnings often includes impairments and/or gains from the sale of investment properties. Impairments and/or gains on property sales can vary substantially from quarter to quarter and can significantly impact net earnings.

Earnings from Continuing Operations:
Earnings from continuing operations for the quarter ended June 30, 2011 increased by $2.4 million to $15.0 million, or $0.45 per share, as compared to $12.6 million for the quarter ended June 30, 2010. Earnings from continuing operations for the six months ended June 30, 2011 increased by $2.1 million to $26.3 million, or $0.79 per share, as compared to $24.2 million for the six months ended June 30, 2010.

The $2.4 million increase in earnings from continuing operations for the quarter ended June 30, 2011, as compared to the prior year period, was primarily due to increased rental income from 125 properties acquired in 2011, partially offset by net higher operating expenses including non-cash impairment charges of $1.5 million.

Earnings from Discontinued Operations:
Earnings from discontinued operations, primarily comprised of gains on dispositions of real estate, were $0.2 million for the quarter ended June 30, 2011, as compared to $1.4 million for the quarter ended June 30, 2010. Earnings from discontinued operations were $0.3 million for the six months ended June 30, 2011, as compared to $1.7 million for the six months ended June 30, 2010.

The $1.2 million decrease in earnings from discontinued operations for the quarter ended June 30, 2011, as compared to the prior year period, was principally due to lower gains on dispositions of real estate.

Supplemental Non-GAAP Measures:
FFO increased by $2.2 million to $17.2 million, or $0.51 per share, for the quarter ended June 30, 2011, and increased by $1.8 million to $30.8 million, or $0.93 per share, for the six months ended June 30, 2011, as compared to $15.0 million, or $0.55 per share, for the quarter ended June 30, 2010 and $29.0 million, or $1.12 per share, for the six months ended June 30, 2010. Per share amount comparisons were adversely affected by a larger number of shares outstanding in the current quarter resulting from the Company’s equity issuances in the past year.

AFFO increased by $3.1 million to $17.9 million, or $0.54 per share, for the quarter ended June 30, 2011, as compared to $14.8 million, or $0.54 per share, for the quarter ended June 30, 2010, and increased by $5.9 million to $34.3 million, or $1.04 per share, for the six months ended June 30, 2011, as compared to $28.4 million, or $1.09 per share, for the six months ended June 30, 2010. Per share amount comparisons were adversely affected by a larger number of shares outstanding in the current quarter resulting from the Company’s equity issuances in the past year.

FFO and AFFO are supplemental non-GAAP measures of the performance of real estate investment trusts and are defined and reconciled to net earnings in the financial tables at the end of this release.

Operating Results:
Revenues from rental properties included in continuing operations increased by $5.4 million to $27.1 million for the quarter ended June 30, 2011, as compared to $21.7 million for the prior year period. Rent received increased by $4.9 million to $26.4 million for the quarter ended June 30, 2011 as compared to the prior year period. The increase in rental income received was primarily due to rental income from investments in 125 properties made in 2011 and, to a lesser extent, due to rent escalations, partially offset by the effect of dispositions of real estate and lease expirations. In accordance with GAAP, revenues from rental properties include non-cash Revenue Recognition Adjustments which cause the Company’s reported revenues from rental properties to vary from the amount of cash rent payments contractually due or received by the Company. Revenue Recognition Adjustments increased revenue from rental properties by $0.8 million and $0.3 million for the quarters ended June 30, 2011 and 2010, respectively. Revenue Recognition Adjustments are recorded to account for recognition of rental income on a straight-line basis over the current lease term, net amortization of above-market and below-market leases and recognition of rental income under direct financing leases. The Company believes AFFO is helpful to investors because, in part, it does not include the Revenue Recognition Adjustments.

Rental property expenses included in continuing operations increased by $1.4 million to $3.7 million for the quarter ended June 30, 2011 as compared to $2.3 million for the prior year period. The increase in rental property expenses as compared to the prior year period was primarily due to rent expense related to leasehold interests acquired in 2011.

During the quarter ended June 30, 2011, the Company recorded impairment charges aggregating $1.5 million resulting from reductions in real estate valuations or reductions in the assumed holding period used to test for impairment.

Subsequent Events:

On July 28, 2011, Getty learned that the arbitration panel that had been convened to hear the dispute between Getty Petroleum Marketing Inc. (“Marketing”), Getty's largest tenant, and Bionol Clearfield LLC (“Bionol”) issued an award in favor of Bionol for approximately $230 million dollars. Marketing has filed a motion to vacate this award and has indicated that it believes that it has a number of meritorious arguments to overturn and mitigate the award.

Getty is not in a position to evaluate the strength of the positions taken by Marketing with respect to its motion to vacate, and Getty cannot predict the actions that may be taken by Marketing or Bionol with respect to the award, or the timing of any such actions, including as to settlement or enforcement. Getty cannot predict how the ultimate resolution of this matter may impact Marketing’s financial performance or its ability to meet its rental, environmental and other obligations.

Conference Call Information:

Getty Realty Corp.’s Second Quarter Earnings Conference Call is scheduled for tomorrow, Friday, July 29, 2011 at 9:00 a.m. Eastern Time. To participate in the conference call, please dial (719) 325-2275 ten minutes before the scheduled start time and reference pass code 6940594. If you cannot participate in the live event, a replay will be available on July 29, 2011 beginning at 12:00 noon Eastern Time through 12:00 midnight Eastern Time, July 31, 2011. To access the replay, please dial (719) 457-0820 and reference pass code 6940594.

About Getty:

Getty Realty Corp. is the leading publicly-traded real estate investment trust in the United States specializing in ownership and leasing of convenience store/gas station properties and petroleum distribution terminals. The Company owns and leases approximately 1,160 properties nationwide.

Forward Looking Statements:

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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GETTY REALTY CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	June 30,	December 31,
	2011	2010
Assets:

Real Estate:
Land	$353,056	$253,413
Buildings and improvements	247,777	251,174
	600,833	504,587
Less – accumulated depreciation and amortization	(147,075)	(144,217)
Real estate, net	453,758	360,370

Net investment in direct financing leases	85,651	20,540
Deferred rent receivable (net of allowance of $7,212 as of June 30, 2011 and	27,569	27,385
$8,170 as of December 31, 2010)
Cash and cash equivalents	14,941	6,122
Recoveries from state underground storage tank funds, net	3,906	3,966
Notes, mortgages and accounts receivable, net	32,064	1,796
Prepaid expenses and other assets	29,848	6,965
Total assets	$647,737	$427,144

Liabilities and Shareholders' Equity:

Borrowings under credit line	$150,000	$41,300
Term loan	23,200	23,590
Environmental remediation costs	15,000	14,874
Dividends payable	16,111	14,432
Accounts payable and accrued expenses	40,675	18,013
Total liabilities	244,986	112,209
Commitments and contingencies	—	—
Shareholders' equity:
Common stock, par value $.01 per share; authorized
50,000,000 shares; issued 33,394,175 at June 30, 2011 and 29,944,155 at December 31, 2010	334	299
Paid-in capital	460,355	368,093
Dividends paid in excess of earnings	(57,938)	(52,304)
Accumulated other comprehensive loss	—	(1,153)
Total shareholders' equity	402,751	314,935
Total liabilities and shareholders' equity	$647,737	$427,144

GETTY REALTY CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010

Revenues from rental properties	$27,126	$21,734	$52,151	$44,173

Operating expenses:
Rental property expenses	3,709	2,314	7,192	5,527
Impairment charges	1,513	—	2,507	—
Environmental expenses, net	1,326	1,332	2,453	2,884
General and administrative expenses	2,736	1,820	7,621	4,158
Depreciation and amortization expense	2,204	2,405	4,528	4,794
Total operating expenses	11,488	7,871	24,301	17,363
Operating income	15,638	13,863	27,850	26,810

Other income, net	692	53	1,103	174
Interest expense	(1,346)	(1,322)	(2,665)	(2,816)
Earnings from continuing operations	14,984	12,594	26,288	24,168

Discontinued operations:
Earnings (loss) from operating activities	(13)	37	1	58
Gains from dispositions of real estate	231	1,328	299	1,638
Earnings from discontinued operations	218	1,365	300	1,696
Net earnings	$15,202	$13,959	$26,588	$25,864

Basic and diluted earnings per common share:
Earnings from continuing operations	$.45	$.46	$.79	$.93
Earnings from discontinued operations	$.01	$.05	$.01	$.07
Net earnings	$.46	$.51	$.80	$1.00

Weighted-average shares outstanding:
Basic	33,394	27,150	32,948	25,958
Stock options and restricted stock units	1	2	2	2
Diluted	33,395	27,152	32,950	25,960

GETTY REALTY CORP. AND SUBSIDIARIES
RECONCILIATION OF NET EARNINGS TO
FUNDS FROM OPERATIONS AND
ADJUSTED FUNDS FROM OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Net earnings	$15,202	$13,959	$26,588	$25,864

Depreciation and amortization of real estate assets	2,205	2,409	4,530	4,804
Gains from dispositions of real estate	(251)	(1,328)	(319)	(1,638)
Funds from operations	17,156	15,040	30,799	29,030
Revenue recognition adjustments	(774)	(275)	(1,004)	(659)
Impairment charges	1,513	—	2,507	—
Acquisition costs	48	—	2,034	—
Adjusted funds from operations	$17,943	$14,765	$34,336	$28,371

Diluted per share amounts:
Earnings per share	$.46	$.51	$.80	$1.00
Funds from operations per share	$.51	$.55	$.93	$1.12
Adjusted funds from operations per share	$.54	$.54	$1.04	$1.09

Diluted weighted average shares outstanding	33,395	27,152	32,950	25,960

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), Getty also focuses on funds from operations (“FFO”) and adjusted funds from operations (“AFFO”) to measure its performance. FFO is generally considered to be an appropriate supplemental non-GAAP measure of the performance of REITs. FFO is defined by the National Association of Real Estate Investment Trusts as net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, (including such non-FFO items reported in discontinued operations), extraordinary items and cumulative effect of accounting change. Other REITs may use definitions of FFO and/or AFFO that are different than Getty’s and, accordingly, may not be comparable. Beginning in the first quarter of 2011, the Company revised its definition of AFFO to exclude direct expensed costs related to acquisitions.

Getty believes that FFO and AFFO are helpful to investors in measuring its performance because both FFO and AFFO exclude various items included in GAAP net earnings that do not relate to, or are not indicative of, Getty’s fundamental operating performance. FFO excludes various items such as gains or losses from property dispositions and depreciation and amortization of real estate assets. In Getty’s case, however, GAAP net earnings and FFO typically include the impact of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases and income recognized from direct financing leases on its recognition of revenues from rental properties (collectively the “Revenue Recognition Adjustments”), as offset by the impact of related collection reserves. GAAP net earnings and FFO from time to time may also include impairment charges, acquisition costs and/or income tax benefits. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with its tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases are recognized on a straight-line (or an average) basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease term using the effective interest method which produces a constant periodic rate of return on the net investment in the leased property. Impairment of long-lived assets represents charges taken to write-down real estate assets to fair value estimated when events or changes in circumstances indicate that the carrying amount of the property may not be recoverable. Acquisition costs are expensed, generally in the period when properties are acquired, and are not reflective of normal operations. In prior periods, income tax benefits have been recognized due to the elimination of, or a net reduction in, amounts accrued for uncertain tax positions related to being taxed as a C-corp., rather than as a REIT, prior to 2001.

Getty pays particular attention to AFFO, a supplemental non-GAAP performance measure that Getty defines as FFO less Revenue Recognition Adjustments, impairment charges and income tax benefit. In Getty’s view, AFFO provides a more accurate depiction than FFO of Getty’s fundamental operating performance related to (i) the impact of scheduled rent increases from operating leases; (ii) rental revenue from acquired in-place leases; (iii) the impact of rent due from direct financing leases, (iv) Getty’s rental operating expenses (exclusive of impairment charges); (v) Getty’s operating expenses (exclusive of acquisition costs); and (vi) Getty’s election to be treated as a REIT under the federal income tax laws beginning in 2001. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity.

Contact	Thomas J. Stirnweis (516) 478-5403